SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2005

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On February 21, 2005, the compensation committee of the board of directors (the “Compensation Committee”) of Renovis, Inc. (the “Company”), approved a Corporate Bonus Plan in which the Company’s executive officers are eligible to participate. The Corporate Bonus Plan would provide for certain incentive compensation for the Company’s executive officers (including the Chief Executive Officer) and employees. Under the Corporate Bonus Plan, cash bonuses, if any, will be based on both the achievement of specified individual and corporate goals as well as a review of personal performance, which is determined by the Compensation Committee and/or the Board of Directors.

A summary of the Corporate Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Renovis, Inc. Corporate Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: February 25, 2005	By	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 21, 2005

Exhibit No.	Description
10.1	Renovis, Inc. Corporate Bonus Plan.